UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2008

(Date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices, including zip code)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Vascular Solutions, Inc. (“Company”) announced today that it has appointed Nicolai, GmbH (“Nicolai”) as its distributor for Germany. The distribution agreement (“Agreement”) shall be effective as of April 1, 2008 and run for a term of five years.

Under the Agreement, Nicolai agrees to pay Company up to €500,000 in four (4) milestone payments of €125,000 each (the “Milestone Payments”). The first Milestone payment was due within five (5) business days of the execution of the Agreement. The remaining three (3) €125,000 Milestone Payments shall be due to Company each subsequent quarter that Nicolai obtains certain sales levels to customers. Notwithstanding the foregoing, if the Agreement is terminated under certain conditions, Company agrees to make the following one-time payment to Nicolai within five (5) business days following the date of termination: (a) €400,000 if the date of termination is prior to March 31, 2009; (b) €300,000 if the date of termination is prior to March 31, 2010; (c) €200,000 if the date of termination is prior to March 31, 2011; (d) €100,000 if the date of termination is prior to March 31, 2012.

As a result of the Agreement, the Company will no longer directly distribute its products in Germany through its subsidiary Vascular Solutions GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen
James Hennen Chief Financial Officer

Date:  March 11, 2008